Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101840) of our report dated September 26, 2005 relating to the financial statements, which appears in the 2005 Annual Report to Shareholders of Valley National Gases, Inc., which is incorporated by reference in Valley National Gases, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2005.
PricewaterhouseCoopers LLP
Pittsburgh, PA
September 28, 2005